    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 1999

                                               REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                               COSTAR GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                          7375                  52-2091509
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)   Classification Code Number)    Identification No.)

                               ------------------

                              7475 Wisconsin Avenue
                            Bethesda, Maryland 20814
                                 (301) 215-8300

   (Address, including zip code, and telephone number, including area code, of principal executive offices)

                               COSTAR GROUP, INC.
                     1998 STOCK INCENTIVE PLAN (AS AMENDED)
                            (Full Title of the Plan)
         ANDREW C. FLORANCE                                   Copy to:
President and Chief Executive Officer                 MICHAEL K. ISENMAN, ESQ.
         CoStar Group, Inc.                                Shea & Gardner
       7475 Wisconsin Avenue                       1800 Massachusetts Avenue, NW
      Bethesda, Maryland 20814                        Washington, D.C. 20036
          (301) 215-8300                                  (202) 828-2000
       Fax: (301) 718-2444                              Fax: (202) 828-2195

(Name, address, and telephone number, including area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
     Title of Securities          Amount              Proposed Maximum        Proposed Maximum        Amount of
            To Be                  To Be             Offering Price Per      Aggregate Offering     Registration
          Registered            Registered                Share (1)               Price (1)            Fee (1)
--------------------------------------------------------------------------------------------------------------------
Common Stock                  600,000 shares               $22.94               $13,764,000            $3,634
$.01 par value
====================================================================================================================


(1) Pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, the Registrant has computed the maximum offering price for the 600,000 shares to be registered solely for the purpose of computing the registration fee by reference to the average of the high and low sale prices for the Registrant's Common Stock on the NASDAQ National Market, on December 2, 1999, which was $22.94 per share.

--------------------------------------------------------------------------------


   PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

       This Registration Statement on Form S-8 is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering an additional 600,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1998 Stock Incentive Plan (as Amended) (the "Plan"). The Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (File No. 333-82599, as filed with the Commission on July 9, 1999) is incorporated herein by reference.

ITEM 8. EXHIBITS

       The exhibits filed as a part of this Registration Statement are set forth in the Exhibit Index.

--------------------------------------------------------------------------------

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on December 2, 1999.

                                        COSTAR GROUP, INC.


                                        By:  /s/
                                           ---------------------------------
                                                 Andrew C. Florance
                                                 Chief Executive Officer and
                                                 President

       KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Andrew C. Florance and Frank A. Carchedi power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and to all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons in the capacities indicated on the dates indicated.

           SIGNATURE                          CAPACITY                        DATE
           ---------                          --------                        ----


 /s/                                Chairman of the Board                December 2, 1999
------------------------------
      Michael R. Klein


 /s/                                Chief Executive Officer and          December 2, 1999
------------------------------      President, and a Director
      Andrew C. Florance            (Principal Executive Officer)


 /s/                                Chief Financial Officer (Chief       December 3, 1999
------------------------------      Financial and Accounting
      Frank A. Carchedi             Officer)


 /s/                                Director                             November 29, 1999
------------------------------
      David Bonderman

--------------------------------------------------------------------------------



 /s/                                Director                             November 24, 1999
------------------------------
      Warren H. Haber

                                    Director                             December __, 1999
------------------------------
      John Simon

 /s/                                Director                             November 29, 1999
------------------------------
      Josiah Low, III

--------------------------------------------------------------------------------


                                INDEX TO EXHIBITS


Exhibit
  No.                   Description
-------                 -----------

4.1           --     Restated Certificate of Incorporation (Incorporated by
                     reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form S-1 of the Registrant (Reg.
                     No. 333-47953) filed with the Commission on June 30, 1998
                     (the "1998 Form S-1")).

4.2           --     Certificate of Amendment of Restated Certificate of
                     Incorporation (Incorporated by reference to Exhibit 3.1 to the Quarterly Report for the Period Ended June 30, 1999 on
                     Form 10-Q (File No. 0-24531), filed with the Commission on
                     August 11, 1999).

4.3           --     Amended and Restated By-Laws (Incorporated by reference to
                     Exhibit 3.2 to the 1998 Form S-1).

4.4           --     Specimen Common Stock Certificate (Incorporated by
                     reference to Exhibit 4.1 to the 1998 Form S-1).

4.5           --     CoStar Group, Inc. 1998 Stock Incentive Plan (as Amended)
                     (Incorporated by reference to Exhibit 10.1 to the Quarterly
                     Report for the Period Ended September 30, 1999 on Form 10-Q
                     (File No. 0-24531), filed with the Commission on November
                     15, 1999).

5.1*          --     Opinion of Shea & Gardner.

23.1*         --     Consents of Ernst & Young LLP, Independent Auditors.

23.2*         --     Consent of Shea & Gardner (Contained in Exhibit 5.1).

24.1          --     Powers of Attorney (Included in the Signature Pages to the
                     Registration Statement).

----------------
* Filed herewith